FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2015.

Jacksonville, Florida; December 2, 2015 -

Fiscal 2015 Fourth Quarter Results of Continuing Operations.

Income from continuing operations for the fourth quarter of fiscal 2015 was $2,071,000 or $.21 per share, an increase of $724,000 or 53.8%, versus $1,347,000 or $.14 per share in the fourth quarter last year. Net operating income in the Asset Management Segment, management's chosen metric for measuring shareholder value creation in that segment, grew 7.2% to $5,317,000. Fiscal 2015 fourth quarter mining royalty revenues grew 15.1% to $1,680,000.

Fourth Quarter Segment Operating Results.

Asset Management Segment:
------------------------

Total revenues in this segment were $6,974,000, up $571,000 or 8.9%, over the same quarter last year due to the completion and occupancy of the third build to suit at Patriot Business Park plus an increase in square feet occupied in this segment. Cost of operations increased $484,000 due mainly to higher depreciation expense and higher property taxes on the newest build-to-suit and increased corporate expense due primarily to no corporate level bonuses being paid in fiscal 2014. Occupied square feet increased by 152,633 square feet (4.9%) over last year's fourth quarter and occupancy was 90.6% on September 30th versus 89.6% last September.

Mining Royalty Lands Segment:
----------------------------

Total revenues in this segment were $1,680,000, up $220,000, due mainly to an increase in tons mined this quarter versus the same quarter last year.

Land Development and Construction Segment:
-----------------------------------------

The Land Development and Construction segment is responsible for seeking opportunities to acquire existing income producing properties and managing and developing our non-income producing properties into income production; thus, this segment receives minimal revenues but incurs significant costs to accomplish this objective. Revenues were $245,000, up $45,000 over last year's fourth quarter, due to higher real estate tax reimbursement from the ground lease at our Square 664E property in D.C. Costs of operating this segment were $877,000 in the quarter, an increase of $178,000, driven primarily by higher property taxes of $131,000 due to the increase in assessed value of our future Phases 2-4 at our Anacostia property in DC. We spent $2,023,000 in this segment on capital improvements in the fourth quarter primarily on construction of the new spec building at our Hollander Business Park ($1,770,000) and the replacement of the bulkhead at Square 664E ($140,000) plus some additional land development work on the Windlass Run Phase 2 residential site.

Adjusted Fourth Quarter Consolidated Results. The following discussion includes certain non-GAAP financial measures ("adjusted") within the meaning of Regulation G promulgated by the Securities and Exchange Commission ("Regulation G") to supplement the financial results as reported in accordance with GAAP. Post Spin-off we are reporting any net gain/(loss) from the transportation business as "discontinued operations" and we currently have no other discontinued operations being reported. GAAP accounting rules do not allow corporate overhead expenses to be allocated to a discontinued operation of the Company; thus, those corporate expenses attributable to the transportation business prior to the spin-off are charged to the Company as part of continuing operations. The non-GAAP financial measures discussed below are adjusted income from continuing operations and adjusted consolidated operating profit. These non-GAAP financial measures exclude the corporate management fees attributable to the transportation business prior to the spin-off that are not allocable to the transportation business due to it being a discontinued operation. The Company uses these metrics to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Refer to "Non-GAAP Financial Measures" in this press release for a more detailed discussion, including reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Fourth quarter revenues for the Company were up 10.4% to $8,899,000. For the fourth quarter of fiscal 2015, adjusted income from continuing operations was $2,071,000, an increase of $350,000 or 20.3% compared to $1,721,000 in the same quarter last year. Fourth quarter adjusted consolidated operating profit was $3,788,000, an increase of $296,000 or 8.5% compared to $3,492,000 in the same quarter last year.

The improvement in fourth quarter results is mostly attributable to the completion and occupancy of the third build-to-suit building at Patriot Business Park during the first quarter of fiscal 2015, improved volumes at several of our mining locations and improved occupancy levels somewhat offset by increases in (i) depreciation expense, (ii) non-reimbursed property taxes (at our Anacostia property), and (iii) higher overhead expenses.

Fiscal Year 2015 Consolidated Results of Continuing Operations.

Income from continuing operations was $6,093,000 or $.62 per share in fiscal 2015, an increase of $909,000 or 17.5%, compared to fiscal 2014. For fiscal 2015, net operating income in the Asset Management Segment, management's chosen metric for measuring shareholder value creation in that segment, grew 12.4% to $21,043,000. Fiscal 2015 mining royalty revenues grew 14.1% to $5,999,000.

Fiscal Year 2015 Segment Operating Results.

Asset Management Segment:
------------------------

We continue to add square feet to this segment's portfolio (129,850 in fiscal
2015) through construction and acquisition as we convert our non-income producing properties into income production. Rental revenues in this segment were $22,946,000, up $2,109,000 or 10.1%, due to increases in rental rates, occupancy and total occupied square feet in this segment as we have continued to add new buildings to the portfolio over the past four fiscal years. Cost of operations increased $1,393,000 due mainly to higher depreciation and higher property taxes as a result of the addition of new assets to the portfolio and higher corporate expenses. Operating profit this year was $12,473,000, up $1,352,000 or 12.2%. Average annual occupancy was 90.8% during fiscal 2015 versus 89.8% during fiscal 2014. Rent growth for leases renewed during the fiscal year showed a 6.95% increase over the prior lease term. Over half of those renewals were from leases that had terms beginning in late 2009 and early 2010 when rental rates were far more in favor of the tenant.

Mining Royalty Lands Segment:
----------------------------

Mining sales volumes at several of our locations increased in fiscal 2015 resulting in an overall increase of 1,161,652 tons sold, up 23.4% over fiscal 2014. As a result, royalty revenues were $5,999,000, up $743,000 or 14.1% in fiscal 2015. Our operating profit was $4,615,000, up $497,000 or 12.1% versus fiscal 2014. We believe that volumes will continue to increase at our locations as construction activity in Florida and Georgia improves, and Vulcan
(i) continues the recent commencement of mining on our property at Astatula,
(ii) shifts most of their production to our property at Manassas for the foreseeable future and (iii) is successful at obtaining final permit approval for our Ft. Myers location.

Land Development and Construction Segment:
-----------------------------------------

During fiscal 2015, Management primarily focused its time in this segment on
(i) working with our joint venture partner on the management of the on-going construction of Phase I at Riverfront on the Anacostia (n/k/a "Dock 79"),
(ii) completion of the third build to suit at Patriot Business Park (iii) commencement of construction of a new 80,000 square foot spec warehouse/office building at our Hollander Business Park (iv) the sale of Windlass Run Residential Phase 2 and the evaluation of suitable Section 1031 replacement properties and (v) the evaluation of a proposed joint venture for the development and construction of a single story office park on the remainder of our undeveloped lands in the Windlass Run Business Park. In fiscal 2015, we invested over $4,085,000 with respect to the capital projects reported in this segment. Revenues were $982,000, up $178,000, over last year due mainly to higher real estate tax reimbursement from the ground lease at our Square 664E property in D.C. Costs of operating this segment were $3,660,000 in fiscal 2015 which was an increase of $1,039,000 driven primarily by higher property taxes ($479,000) due to the increase in assessed values of our 664E property and our Phases II-IV land at our Anacostia property and higher operating expenses ($181,000) as we undertook work to begin the reconstruction of the bulkhead at our Square 664E property in anticipation of future high rise development.

Adjusted Fiscal Year 2015 Consolidated Results.

Fiscal 2015 total revenues for the Company were up 11.8% to $34,646,000. Adjusted income from continuing operations was $6,752,000 versus $6,822,000 in fiscal 2014. The decrease in adjusted income from continuing operations was due primarily to a (i) $648,000 increase in interest expense and

(ii) $476,000 gain on investment land sold in fiscal 2014 versus a loss of $34,000 on investment land sold in fiscal 2015. Interest expense was greater primarily as a result of $722,000 more in capitalized interest in fiscal 2014 and $116,000 in prepayment penalties in fiscal 2015 as the Company prepaid the $1,314,000 remaining principal balance on 8.55% and 7.95% mortgages in January. Adjusted operating profit improved to $13,262,000, a 6.7% increase over fiscal 2014.

Summary and Outlook. With the successful completion of the spin-off behind us, we are focused on building shareholder value through our real estate holdings - mainly by growing our portfolio and converting non-income producing assets into income production. We are very pleased with the results we achieved in fiscal 2015 as the Company saw our revenue grow by $3,668,000 (an 11.8% increase) over FY 2014 and our adjusted operating profit increase by $837,000 (up 6.7%). During 2016, we expect the Asset Management Segment to add at least two additional income producing buildings to our portfolio. Riverfront on the Anacostia continues to keep our focus as we begin planning and negotiating on Phase 2. As of now, Phase I looks poised to have a successful impact on the Company in the near future. Fiscal 2015 provided us the first real improvement in mining royalties since the Great Recession and, barring another major economic downturn in the US, we are confident that trend will continue for the foreseeable future.

Subsequent Events.

On October 30, 2015 the Company closed on the sale of the Windlass Run Residential Phase 2 property for a total purchase price of $11,287,754 (inclusive of all extension fees) and the proceeds were used in a tax deferred reverse Section 1031 exchange to acquire the Port Capital property which closed on October 19, 2015 for a total purchase price of $9,900,000.
The Port Capital property is a 91,218 square foot warehouse/office building located in Howard County, MD. The building was 100% occupied by a single tenant at the time of closing with a lease expiration of September 30, 2025 at
an average annual gross rental rate of $641,519.   Additionally, following the
close of fiscal 2015, the Company reached agreement with the former tenant on the Anacostia property to pay $3 million towards environmental remediation costs and also entered into statute of limitations tolling agreements with three other potentially responsible parties as a preface to settlement negotiations with those parties.

Conference Call.

The Company will host a conference call on Wednesday, December 2, 2015 at 2:00 p.m. (EST). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-853-3898 (pass code 47423) within the United States. International callers may dial 334-323-7224 (pass code 47423). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/frp120215. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp120215.wma. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-0140. The passcode of the audio replay is 75999554. Replay options: "1" begins playback, "4" rewind
30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

                             FRP HOLDINGS, INC.
                             ------------------

                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                (Unaudited)

                                 THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                    SEPTEMBER 30,            SEPTEMBER 30
                                  2015        2014          2015      2014
                                  ----        ----          ----      ----
Revenues:
  Rental revenue               $ 5,879       5,518        23,410    21,327
  Royalty and rents              1,650       1,437         5,999     5,256
  Revenue - reimbursements       1,370       1,108         5,237     4,395
                                ------      ------        ------    ------
Total Revenues                   8,899       8,063        34,646    30,978

Cost of operations:

  Depreciation, depletion
    and amortization             1,812       1,712         7,378     6,705
  Operating expenses             1,122       1,159         4,609     4,391
  Property taxes                 1,120         901         4,443     3,494
  Management company indirect      419         282         1,647     1,424
  Corporate expenses               638       1,130         4,388     5,224
                                ------      ------        ------    ------
Total cost of operations         5,111       5,184        22,465    21,238

Total operating profit           3,788       2,879        12,181     9,740

Interest income                      -          21             -        23
Interest expense                  (490)       (357)       (2,014)   (1,366)
Equity in gain (loss) of
  joint ventures                   110         (36)         (145)     (128)
Gain (loss) on investment
  land sold                        (14)        (52)          (34)      476
                                ------      ------        ------    ------

Income from continuing
 operations before income taxes  3,394       2,455         9,988     8,745
Provision for income taxes       1,323       1,108         3,895     3,561
                                ------      ------        ------    ------
Income from continuing
 operations                      2,071       1,347         6,093     5,184

Gain from discontinued
 transportation operations,
 net of taxes                        -       1,143         2,179     4,835
                                ------      ------        ------    ------
Net income                     $ 2,071       2,490         8,272    10,019
                                ------      ------        ------    ------

Earnings per common share:
Income from continuing operations-
  Basic                           0.21        0.14          0.62      0.54
  Diluted                         0.21        0.14          0.62      0.53
Discontinued operations-
  Basic                           0.00        0.12          0.23      0.50
  Diluted                         0.00        0.12          0.22      0.50
Net Income-
  Basic                           0.21        0.26          0.85      1.04
  Diluted                         0.21        0.26          0.84      1.03

Number of shares (in thousands)
  used in computing:
 -basic earnings
    per common share             9,789       9,678         9,756     9,629
 -diluted earnings
    per common share             9,839       9,740         9,827     9,710

Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation
G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures included in this press release are adjusted income from continuing operations, adjusted operating profit, and net operating income (NOI). FRP uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Post Spin-off we are reporting any net gain/(loss) from the transportation business as "discontinued operations" and we currently have no other discontinued operations being reported. GAAP accounting rules do not allow corporate overhead expenses to be allocated to a discontinued operation of the Company; thus, those corporate expenses attributable to the transportation business prior to the spin-off are charged to the Company as part of continuing operations.

Adjusted income from continuing operations

Adjusted income from continuing operations excludes the impact of the corporate expense not allocated to discontinued operations. Adjusted net income is presented to provide additional perspective on underlying trends in FRP's core operating results. A reconciliation between income from continuing operations and adjusted income from continuing operations is as follows:

                                 THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                    SEPTEMBER 30,            SEPTEMBER 30
                                 ------------------      -------------------
                                   2015      2014          2015       2014
                                 --------  --------      --------   --------

Income from continuing
   operations                    $ 2,071     1,347       $ 6,093      5,184
Adjustments:
 Corporate management fee not
  Allocated to discontinued
   operations                          -       613         1,081      2,685
  Income tax allocation                -      (239)         (422)    (1,047)
                                 --------  --------      --------   --------
Adjusted income from
   continuing operations           2,071     1,721         6,752      6,822


Adjusted operating profit

Adjusted operating profit excludes the impact of the corporate expense not allocated to discontinued operations. Adjusted operating profit is presented to provide additional perspective on underlying trends in FRP's core operating results. A reconciliation between operating profit and adjusted operating profit is as follows:

                                 THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                    SEPTEMBER 30,            SEPTEMBER 30
                                 ------------------      -------------------
                                   2015      2014          2015       2014
                                 --------  --------      --------   --------

Operating profit                 $ 3,788     2,879       $ 12,181     9,740
Adjustments:
 Corporate management fee not
  Allocated to discontinued
   operations                          -       613          1,081     2,685
                                 --------  --------      --------   --------
Adjusted operating profit          3,788     3,492         13,262    12,425

Net Operating Income Reconciliation
Quarter Ended 9/30/15 (in thousands)
                                         Asset            Land         Mining    Unallocated            FRP
                                    Management     Development      Royalties      Corporate       Holdings
				       Segment         Segment        Segment       Expenses         Totals
                                    ----------     -----------     ----------     ----------     ----------
Income from continuing operations        1,692            (320)           784            (85)         2,071
Income Tax Allocation                    1,081            (205)           502            (55)         1,323
                                    ----------     -----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                    2,773            (525)         1,286           (140)         3,394

Less:
  Lease intangible rents                    14               -
  Equity in gain of Joint Venture            -             121
Plus:
  Loss on investment land sold               -              14
  Unrealized rents                           7               -
  Interest Expense                         449               -
  Depreciation/Amortization              1,707              72
  Management Co. Indirect                  191             228
  Allocated Corporate Expenses             204             121
                                    ----------     -----------

Net Operating Income (loss)              5,317            (211)

Net Operating Income Reconciliation
Quarter ended 9/30/14 (in thousands)
                                         Asset            Land         Mining    Unallocated            FRP
                                    Management     Development      Royalties      Corporate       Holdings
				       Segment         Segment        Segment       Expenses         Totals
                                    ----------     -----------     ----------     ----------     ----------
Income from continuing operations        1,552            (325)           716           (596)         1,347
Income Tax Allocation                    1,269            (248)           571           (484)         1,108
                                    ----------     -----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                    2,821            (573)         1,287         (1,080)         2,455

Less:
  Other income                              23               -
  Lease intangible rents                    12               -
Plus:
  Loss on investment land sold               -              52
  Unrealized rents                          54               -
  Equity in loss of Joint Venture            -              22
  Interest Expense                         337               -
  Depreciation/Amortization              1,621              59
  Management Co. Indirect                  114             168
  Allocated Corporate Expenses              48              28
                                    ----------     -----------
Net Operating Income (loss)              4,960            (244)


Net Operating Income Reconciliation
Year ended 9/30/15 (in thousands)
                                         Asset            Land         Mining    Unallocated            FRP
                                    Management     Development      Royalties      Corporate       Holdings
                                       Segment         Segment        Segment       Expenses         Totals
                                    ----------     -----------     ----------     ----------     ----------
Income from continuing operations        6,487          (1,718)         2,760         (1,436)         6,093
Income Tax Allocation                    4,147          (1,099)         1,765           (918)         3,895
                                    ----------     -----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                   10,634          (2,817)         4,525         (2,354)         9,988

Less:
  Lease intangible rents                    53               -
Plus:
  Loss on investment land sold               -              34
  Unrealized rents                         110               -
  Equity in loss of Joint Venture            -             105
  Interest Expense                       1,839               -
  Depreciation/Amortization              6,963             282
  Management Co. Indirect                  735             912
  Allocated Corporate Expenses             815             481
                                    ----------     -----------
Net Operating Income (loss)             21,043          (1,003)


Net Operating Income Reconciliation
Year ended 9/30/14 (in thousands)
                                         Asset            Land         Mining    Unallocated            FRP
                                    Management     Development      Royalties      Corporate       Holdings
                                       Segment         Segment        Segment       Expenses         Totals
                                    ----------     -----------     ----------     ----------     ----------
Income from continuing operations        5,822            (848)         2,393         (2,183)         5,184
Income Tax Allocation                    3,999            (582)         1,643         (1,499)         3,561
                                    ----------     -----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                    9,821          (1,430)         4,036         (3,682)         8,745

Less:
  Gains on investment land sold              -             476
  Other income                              23               -
  Lease intangible rents                    81               -
Plus:
  Unrealized rents                          40               -
  Equity in loss of Joint Venture            -              89
  Interest Expense                       1,323               -
  Depreciation/Amortization              6,384             197
  Management Co. Indirect                  668             756
  Allocated Corporate Expenses             582             343
                                    ----------     -----------
Net Operating Income (loss)             18,714            (521)



Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; levels of construction activity in the Company's markets; demand for flexible warehouse/office facilities; ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

FRP Holdings, Inc. (FRP) is engaged in the real estate business through its subsidiaries FRP Development Corp. and Florida Rock Properties, Inc. FRP acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. FRP also owns real estate which is leased under mining royalty agreements or held for investment.